UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 19, 2008

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 19, 2008, the Company entered into amendments to its employment agreements with each of S.P. Johnson IV, Paul F. Boling, Gregory E. Evans, J. Bradley Fisher and Richard H. Smith.  Each agreement was amended to conform with changes required by Section 409A of the Internal Revenue Code and related regulations and provides for reimbursement to the executive officer in the event that additional taxes are imposed on him as a result of Section 409A.  Each amendment modifies the executive’s employment agreement such that, among other things:

(1)           the window period during which the executive may terminate his employment for any reason following a change of control (as defined in the employment agreement) was reduced from 60 days to 45 days;

(2)           the number of days within which the executive must notify the Company of the initial existence of an event giving rise to good reason (as defined in the employment agreement) was reduced from 180 days to 90 days;

(3)           in order for the executive to terminate his employment for good reason, he must terminate his employment during the 60 days immediately following the period in which the Company was notified of the existence of and did not remedy the event constituting good reason; and

(4)           in order for the executive to receive certain benefits relating to termination prior to a change of control, such termination must take place within the 12 months immediately preceding the change of control, and any such benefits due will be paid within five days after the occurrence of the change of control.

The foregoing description of the amendments to the employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the amendments, which are filed as exhibits to this Current Report and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 19, 2008, the Compensation Committee of the Board of Directors of the Company approved the grant of restricted shares of common stock, par value $0.01 per share, of the Company to be made, effective as of December 19, 2008, to the Company’s named executive officers (as set forth in the Company’s proxy statement for the 2008 annual meeting of stockholders) in the respective amounts set forth below, subject to the terms, conditions and restrictions contained in the Incentive Plan of Carrizo Oil & Gas, Inc., as amended, and the applicable restricted stock award agreement.

Executive Officer	Number of Shares
S.P. Johnson IV	29,595
Paul F. Boling	12,357
J. Bradley Fisher	16,137
Gregory E. Evans	11,556
Richard H. Smith	7,830

The restricted shares will vest in three equal installments assuming the recipient’s continuous employment and the satisfaction of certain criteria.  On June 19, 2009, one-third of the shares will vest if the Company’s revenue (as defined in the award agreement) for the first quarter of 2009 is greater than the revenue for the third quarter of 2007.  If this performance target is met, an additional one-third of the shares will vest on June 19, 2010, and the final one-third of the shares will vest on June 19, 2011.

The foregoing description of the restricted stock award agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, a form of which is filed as an exhibit to this Current Report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit                                Description

10.1	Amendment to the Employment Agreement between Carrizo Oil & Gas, Inc. and S.P. Johnson IV effective December 19, 2008.

10.2	Amendment to the Employment Agreement between Carrizo Oil & Gas, Inc. and Paul F. Boling effective December 19, 2008.

10.3	Amendment to the Employment Agreement between Carrizo Oil & Gas, Inc. and J. Bradley Fisher effective December 19, 2008.

10.4	Amendment to the Employment Agreement between Carrizo Oil & Gas, Inc. and Gregory E. Evans effective December 19, 2008.

10.5	Amendment to the Employment Agreement between Carrizo Oil & Gas, Inc. and Richard H. Smith effective December 19, 2008.

10.6	Form of Employee Restricted Stock Award Agreement (with performance-based vesting).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:          /s/ S.P. Johnson IV
Name:     S.P. Johnson IV
Title:        President and Chief Executive Officer

Date:  December 23, 2008

Exhibit Index

Exhibit                                Description

10.1	Amendment to the Employment Agreement between Carrizo Oil & Gas, Inc. and S.P. Johnson IV effective December 19, 2008.

10.2	Amendment to the Employment Agreement between Carrizo Oil & Gas, Inc. and Paul F. Boling effective December 19, 2008.

10.3	Amendment to the Employment Agreement between Carrizo Oil & Gas, Inc. and J. Bradley Fisher effective December 19, 2008.

10.4	Amendment to the Employment Agreement between Carrizo Oil & Gas, Inc. and Gregory E. Evans effective December 19, 2008.

10.5	Amendment to the Employment Agreement between Carrizo Oil & Gas, Inc. and Richard H. Smith effective December 19, 2008.

10.6	Form of Employee Restricted Stock Award Agreement (with performance-based vesting).